EXHIBIT 4-qqq

MORGAN STANLEY FINANCE LLC,
as Issuer

MORGAN STANLEY,
as Guarantor

and

THE BANK OF NEW YORK MELLON,
as Warrant Agent

_______________________

[FORM OF WARRANT AGREEMENT]

dated as of February 16, 2016

TABLE OF CONTENTS

_______________

Exhibit I – Form of Registered Call Warrant Certificate

Exhibit II – Form of Registered Put Warrant Certificate

WARRANT AGREEMENT

THIS AGREEMENT, dated as of February 16, 2016, among MORGAN STANLEY FINANCE LLC, a Delaware limited liability company (the “Company”) and a wholly-owned subsidiary of Morgan Stanley, MORGAN STANLEY, a Delaware corporation (the “Guarantor”), and THE BANK OF NEW YORK MELLON (the “Warrant Agent”).

WHEREAS, the Company has entered into a Senior Indenture dated as of February 16, 2016, among the Company, the Guarantor and The Bank of New York Mellon, as Trustee (the “Trustee”) (as amended or supplemented from time to time, the “Indenture”), providing for the issuance from time to time of its unsecured debt securities to be issued in one or more series as provided in the Indenture;

WHEREAS, the Company has duly authorized the issue from time to time of warrants (the “Warrants”) to purchase or sell (i) securities issued by the Company or by an entity affiliated or not affiliated with the Company, a basket of such securities, an index or indices of such securities or any combination of the above, (ii) currencies or (iii) commodities (the property described in clauses (i), other than the Company’s debt securities, (ii) and (iii), in relation to a Warrant, being hereinafter referred to as the “Unaffiliated Warrant Property” applicable to such Warrant, and the Company’s debt securities issued pursuant to the Indenture to be purchased or sold upon exercise of any Warrant, being hereinafter referred to as the “Warrant Securities,” and together with the Unaffiliated Warrant Property, the “Warrant Property”) to be issued in one or more series and in such number and with such terms as may from time to time be authorized in accordance with the terms of this Agreement;

WHEREAS, the Company has duly authorized the execution and delivery of this Agreement to provide, among other things, for the delivery and administration of the Warrants;

WHEREAS, the Guarantor has duly authorized the full and unconditional guarantee of the Warrants, and in order to provide the general terms and conditions of the Warrants and the guarantee of same, the Guarantor has duly authorized the execution and delivery of this Agreement; and

WHEREAS, all things necessary to make this Agreement a valid agreement according to its terms have been done;

NOW, THEREFORE, the parties hereto agree as follows:

Article 1
Warrants

Section 1.01. Ranking. The Warrants are unsecured contractual obligations of the Company and will rank pari passu with the Company’s other unsecured contractual obligations and with the Company’s unsecured and unsubordinated debt.

Section 1.02. Form, Execution and Delivery of Warrant Certificates. (a) Certificates (“Warrant Certificates”) evidencing the Warrants of each series shall be substantially in the form of Exhibits I and II hereto or in such form (not inconsistent with this Agreement) as shall be established by or pursuant to one or more Board Resolutions (as defined below) of the Company (as set forth in a Board Resolution of the Company or, to the extent established pursuant to, rather than set forth in, a Board Resolution of the Company, in an Officer’s Certificate (as defined below) of the Company detailing such establishment) or in one or more agreements supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement. The Warrant Certificates may have imprinted or otherwise reproduced thereon such letters, numbers or other marks of identification or designation and such legends or endorsements as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and that are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or with any rule or regulation of any self-regulatory organization (an “SRO”) on which the Warrants of such series may be listed or quoted, or of any securities depository, or to conform to usage. Warrant Certificates shall be signed on behalf of the Company by a manager, the president, any vice president, the treasurer or any assistant treasurer or such other person specifically designated by the Board of the Company to execute Warrant Certificates, which signature may or may not be attested by the secretary, an assistant secretary or a manager of the Company. The signature of any of such officers may be either manual or facsimile. Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Warrant Certificate that has been duly countersigned and delivered by the Warrant Agent.

“Board” means either the Board of Directors of the Guarantor or the Board of Managers of the Company, as applicable, or any committee of such Board duly authorized to act on its behalf for the purposes of this Agreement.

“Board Resolution” means a copy of one or more resolutions, certified by the secretary or an assistant secretary of the Company or the Guarantor, as applicable, to have been duly adopted or consented to by such Board and to be in full force and effect, and delivered to the Warrant Agent.

“Company” means (except as otherwise provided in Article 5), Morgan Stanley Finance LLC, a Delaware limited liability company and, subject to Article 3, its successors and assigns.

“Guarantee” means the guarantee of the Company’s obligations under this Agreement and the Warrants by the Guarantor pursuant to Article 7.

“Guarantor” means Morgan Stanley, a Delaware corporation, and, subject to Article 7, its successors and assigns, in each case unless and until the Guarantor is released from the Guarantee pursuant to this Agreement.

“Officer’s Certificate” means (i) with respect to the Company, a certificate signed by any one of the following: a manager, the president, any vice president, the treasurer, any assistant treasurer, the secretary, any assistant secretary or such other person authorized by the Board of the Company to execute any such certificate and (ii) with respect to the Guarantor, a certificate signed by any one of the following: the chairman of the board, the chief executive officer, the president, the chief operating officer, the chief financial officer, any executive vice president, the treasurer, any assistant treasurer, the secretary, any assistant secretary or such other person authorized by the Board of the Guarantor to execute any such certificate, in each case, delivered to the Warrant Agent. Without limiting the generality of the foregoing, if the Warrants of any series are to be issued as components of a unit (“Unit”) with one or more other securities of the Company, an officer’s certificate or similar certificate relating to the Warrants delivered pursuant to an indenture or unit agreement or similar agreement governing such Units or one or more other components thereof may also constitute an Officer’s Certificate under this Agreement.

(b) In case any officer of the Company who shall have signed a Warrant Certificate, either manually or by facsimile signature, shall cease to be such officer before such Warrant Certificate shall have been countersigned and delivered by the Warrant Agent to the Company or delivered by the Company, such Warrant Certificate nevertheless may be countersigned and delivered as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company; and a Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Agreement any such person was not such officer.

(c) Pending the preparation of final Warrant Certificates evidencing Warrants of any series, the Company may execute and the Warrant Agent shall countersign and deliver temporary Warrant Certificates evidencing such Warrants (printed, lithographed, typewritten or otherwise produced, in each case in form satisfactory to the Warrant Agent). Such temporary Warrant Certificates shall be issuable substantially in the form of the final Warrant Certificates but with such omissions, insertions and variations as may be appropriate for temporary Warrant

Certificates, all as may be determined by the Company with the concurrence of the Warrant Agent. Such temporary Warrant Certificates may contain such reference to any provisions of this Agreement as may be appropriate. Every such temporary Warrant Certificate shall be executed by the Company and shall be countersigned by the Warrant Agent upon the same conditions and in substantially the same manner, and with like effect, as the final Warrant Certificates. Without unreasonable delay, the Company shall execute and shall furnish final Warrant Certificates and thereupon such temporary Warrant Certificates may be surrendered in exchange therefor without charge, and the Warrant Agent shall countersign and deliver in exchange for such temporary Warrant Certificates final Warrant Certificates evidencing a like aggregate number of Warrants of the same series and of like tenor as those evidenced by such temporary Warrant Certificates. Until so exchanged, such temporary Warrant Certificates and the Warrants evidenced thereby shall be entitled to the same benefits under this Agreement as final Warrant Certificates and the Warrants evidenced thereby.

Section 1.03. Number Unlimited; Issuable in Series. (a) The aggregate number of Warrants that may be delivered under this Agreement is unlimited.

(b)  The Warrants may be issued in one or more series. There shall be established in or pursuant to one or more Board Resolutions of the Company (and to the extent established pursuant to, rather than set forth in, a Board Resolution of the Company, in an Officer’s Certificate of the Company detailing such establishment) or established in one or more agreements supplemental hereto, prior to the initial issuance of Warrants of any series;

(i) the designation of the Warrants of the series, which shall distinguish the Warrants of the series from the Warrants of all other series;

(ii) any limit upon the aggregate number of the Warrants of the series that may be countersigned and delivered under this Agreement (disregarding any Warrants countersigned and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Warrants of the series);

(iii) the specific Warrant Property purchasable or salable upon exercise of the Warrants of the series, and the amount thereof (or the method for determining the same);

(iv)  the price at which the Warrants of the series will be issued and, if other than U.S. dollars, the coin or currency or composite currency in which such issue price will be payable;

(v)  whether the Warrants of the series are warrants to purchase (“call warrants”) or warrants to sell (“put warrants”) the Warrant Property;

(vi) the price at which and, if other than U.S. Dollars, the coin or currency or composite currency with which the Warrant Property may be purchased or sold upon exercise of the Warrants of the series (or the method for determining the same);

(vii) whether the exercise price for the Warrants of the series may be paid in cash or by the exchange of any other security of the Company, or both, or otherwise, and the method of exercise of the Warrants of the series;

(viii) whether the exercise of the Warrants of the series is to be settled in cash or by delivery of the Warrant Property or both, or otherwise;

 (ix)  the terms by which (A) in the case of call warrants, the Warrant Agent shall deliver all funds received by it in payment for the exercise of Warrants to the Company and the Company shall deliver the Warrant Property or (B) in the case of put warrants, the Warrant Agent shall deliver the Warrant Property received to the Company in exchange for the funds delivered by the Company;

 (x) the date on which the right to exercise the Warrants of the series shall commence and the date (the “Expiration Date”) on which such right shall expire or, if the Warrants of the series are not continuously exercisable throughout such period, the specific date or dates on which they will be exercisable;

 (xi) whether the Warrant Certificates representing the Warrants of the series will be in registered form (“Registered Warrants”) or bearer form (“Bearer Warrants”) or both;

 (xii) whether the Warrant Certificates evidencing any Registered Warrants or Bearer Warrants of the series will be issued in global form (“Global Warrant Certificates”) or definitive form (“Definitive Warrant Certificates”) or both, and whether and on what terms (if different from those set forth herein) Warrant Certificates in one form may be converted into or exchanged for Warrant Certificates in the other form;

 (xiii) any warrant agents, depositaries, authenticating or paying agents, transfer agents or registrars or any determination or calculation agents or other agents with respect to Warrants of the series;

 (xiv) any addition to, elimination of or other change in the defaults or covenants with respect to the Warrants of such series, including making defaults or covenants inapplicable or changing the remedies available to Holders of the Warrants of such series upon a default or a failure by the Company or the Guarantor to perform a covenant;

(xv)  whether the Warrants of the series will be issued separately or together as a unit (a “Unit”) with one or more other securities of the Company or any other person and, if the Warrants of the series are to be issued as components of Units, whether and on what terms the Warrants of the series may be separated from the other components of such Units prior to the Expiration Date of such Warrants; and

(xvi)  any other terms of the Warrants of the series (which terms shall not be inconsistent with the provisions of this Agreement).

(c) All Warrants of any one series shall be substantially identical, except as may otherwise be provided by or pursuant to the Board Resolution of the Company or Officer’s Certificate of the Company referred to above or as set forth in any such agreement supplemental hereto. All Warrants of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Agreement, if so provided by or pursuant to such Board Resolution of the Company, such Officer’s Certificate of the Company or in any such agreement supplemental hereto.

Notwithstanding Section 1.03(b)(ii) hereof and unless otherwise expressly provided with respect to a series of Warrants, the aggregate number of Warrants of a series may be increased and additional Warrants of such series may be issued up to a maximum limit upon the aggregate number authorized with respect to such series as increased.

Section 1.04. Countersignature and Delivery of Warrant Certificates. (a) The Company may deliver Warrant Certificates evidencing Warrants of any series executed by the Company to the Warrant Agent for countersignature together with the applicable documents referred to below in this Section, and the Warrant Agent shall thereupon countersign and deliver such Warrant Certificates to or upon the order of the Company (contained in the Issuer Order (as defined below) referred to below in this Section) or pursuant to such procedures acceptable to the Warrant Agent as may be specified from time to time by an Issuer Order. Any terms of the Warrants evidenced by such Warrant Certificates may be determined by or pursuant to such Issuer Order or such other procedures. If provided for in such procedures, such Issuer Order may authorize countersignature and delivery pursuant to oral instructions from the Company or its duly authorized agent, which instructions shall be promptly confirmed in writing. In countersigning such Warrant Certificates and accepting the responsibilities under this Agreement in relation to the Warrants evidenced by such Warrant Certificates, the Warrant Agent shall be entitled to receive (in the case of subparagraphs 1.04(a)(ii), 1.04(a)(iii) and 1.04(a)(iv) below, only at or before the time of the first request of the Company to the Warrant Agent to countersign Warrant Certificates in a particular form evidencing Warrants) and shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:

(i) an Issuer Order requesting such countersignature and setting forth delivery instructions if the Warrant Certificates are not to be delivered to the Company;

(ii) any Board Resolution of the Company, Officer’s Certificate of the Company and/or executed supplemental agreement pursuant to which the forms and terms of the Warrants evidenced by such Warrant Certificates were established;

(iii) an Officer’s Certificate of the Company setting forth the forms and terms of the Warrants evidenced by such Warrant Certificates stating that the form or forms and terms of the Warrants evidenced by such Warrant Certificates have been established pursuant to Sections 1.02 and 1.03 and comply with this Agreement, and covering such other matters as the Warrant Agent may reasonably request; and

(iv) at the option of the Company, either one or more Opinions of Counsel (as defined below) or one or more letters addressed to the Warrant Agent each permitting it to rely on such Opinions of Counsel, substantially to the effect that:

(A) the forms of the Warrant Certificates have been duly authorized and established in conformity with the provisions of this Agreement;

(B) in the case of an underwritten offering, the terms of the Warrants have been duly authorized and established in conformity with the provisions of this Agreement and, in the case of an offering that is not underwritten, certain terms of the Warrants have been established pursuant to a Board Resolution of the Company, an Officer’s Certificate of the Company or a supplemental agreement in accordance with this Agreement, and when such other terms as are to be established pursuant to procedures set forth in an Issuer Order shall have been established, all terms will have been duly authorized by the Company and will have been established in conformity with the provisions of this Agreement; and

(C) when the Warrant Certificates have been executed by the Company and countersigned by the Warrant Agent in accordance with the provisions of this Agreement and delivered to and duly paid for by the purchasers thereof, subject to such other conditions as may be set forth in such opinion of counsel, (i) they will have been duly issued under this Agreement and the Warrants evidenced thereby will be valid and legally binding obligations of the Company and the Guarantor, respectively, enforceable in accordance with their respective terms, and will be entitled to the benefits of this Agreement and (ii) the Guarantee with respect to such Warrants will have been duly issued under this Agreement and will be a valid and binding obligation of the Guarantor, enforceable in accordance with its terms, and will be entitled to the benefits of this Agreement.

In rendering such opinions, such counsel may qualify any opinions as to enforceability by stating that such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting the rights and remedies of creditors and is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Such counsel may rely, as to all matters governed by the laws of jurisdictions other than the State of New York and the federal law of the United States, upon opinions of other counsel (copies of which shall be delivered to the Warrant Agent), who shall be counsel reasonably satisfactory to the Warrant Agent, in which case the opinion shall state that such counsel believes he and the Warrant Agent are entitled so to rely. Such counsel may also state that, insofar as such opinion involves factual matters, such counsel has relied, to the extent such counsel deems proper, upon certificates of officers of the Company, the Guarantor and their respective subsidiaries and certificates of public officials.

“Issuer Order” means a written statement, request or order of the Company signed in its name by any one of the following: a manager, the president, any vice president, the treasurer, any assistant treasurer or such other person specifically designated by the Board of the Company to execute any such written instrument, request or order. Without limiting the generality of the foregoing, if the Warrants of a series are issued as components of Units, an issuer order or similar order relating to the Warrants delivered pursuant to an indenture or unit or similar agreement governing such Units or one or more other components thereof may also constitute an Issuer Order under this Agreement if addressed to the Warrant Agent.

“Opinion of Counsel” means an opinion in writing signed by legal counsel to the Company or the Guarantor, who may be an employee of or counsel to the Company or the Guarantor, and who shall be satisfactory to the Warrant Agent.

(b) The Warrant Agent shall have the right to decline to countersign and deliver any Warrant Certificates under this Section if the Warrant Agent, being advised by counsel, determines that such action may not lawfully be taken by the Company or the Guarantor or if the Warrant Agent (i) in good faith by its board of directors or board of trustees or by a committee of its trust officers determines that such action would expose the Warrant Agent to personal liability to existing registered or beneficial holders of Warrants (each, a “Warrantholder”) or would affect the Warrant Agent’s own rights, duties or immunities under the Warrant

Certificates, the Warrants, this Agreement or otherwise or (ii) in good faith determines that the terms of such Warrants are administratively unacceptable to it.

(c) If the Company shall establish pursuant to Section 1.03 that the Warrants of a series are to be evidenced in whole or in part by one or more Global Warrant Certificates, then the Company shall execute and the Warrant Agent shall, in accordance with this Section and the Issuer Order with respect to such series, countersign and deliver one or more Global Warrant Certificates that (i) shall evidence all or part of the Warrants of such series issued in such form and not yet canceled, (ii) shall be registered in the name of the Depositary (as defined below) for such Warrants or the nominee of such Depositary, (iii) shall be delivered by the Warrant Agent to such Depositary or pursuant to such Depositary’s instructions and (iv) shall bear a legend substantially to the following effect: “Unless and until it is exchanged in whole or in part for Warrants in definitive registered form, this Warrant Certificate and the Warrants evidenced hereby may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.”

“Depositary” means, with respect to the Warrants of any series that are or may be evidenced by one or more Global Warrant Certificates, the person or persons designated as Depositary by the Company pursuant to Section 1.03 hereof until a successor Depositary shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Depositary” shall mean or include each person who is then a Depositary hereunder, and if at any time there is more than one such person, “Depositary” as used with respect to the Warrants of any such series shall mean the Depositary with respect to that series.

(d) If so required by applicable law, each Depositary for a series of Warrants must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act of 1934 and any other applicable statute or regulation.

(e) Each Warrant Certificate shall be dated the date of its countersignature. A Warrant Certificate shall not be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, unless and until such Warrant Certificate has been countersigned by the manual signature of an authorized signatory of the Warrant Agent. Such countersignature by an authorized signatory of the Warrant Agent upon any Warrant Certificate executed by the Company in accordance with this Agreement shall be conclusive evidence that the Warrant Certificate so countersigned and the Warrants evidenced thereby have been duly issued hereunder.

Section 1.05. Place of Exercise; Registration of Transfers and Exchanges. (a) Except as otherwise established pursuant to Section 1.03 with respect to Warrants of a series, Warrants may be presented for exercise at the Warrant

Agent’s Window (as defined below) in accordance with procedures to be established pursuant to Section 1.03.

(b) Except as otherwise provided herein or as established pursuant to Section 1.03 with respect to the Warrants of a series, the Warrant Agent shall from time to time register the transfer of any outstanding Registered Definitive Warrant Certificates upon the records to be maintained by it for that purpose (the “Warrant Register”) at the Warrant Agent’s Office (as defined below), subject to such reasonable regulations as the Company or the Warrant Agent may prescribe with respect to the Warrants of such series, upon surrender thereof at the Warrant Agent’s Window (as defined below), Attention: Transfer Area, duly endorsed by, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent and the Company duly executed by, the Registered Holder(s) (as defined below) thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by a bank or trust company with a correspondent office in The City of New York or by a broker or dealer that is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or by a member of a national securities exchange or in such other manner acceptable to the Warrant Agent and the Company. Upon any such registration of transfer, one or more new Warrant Certificates of the same series and like terms evidencing a like number of unexercised Warrants shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be cancelled by the Warrant Agent.

(c) Except as otherwise established for a series of Warrants pursuant to Section 1.03, at the option of a Registered Holder, Definitive Warrant Certificates may be exchanged for other Definitive Warrant Certificates evidencing the same aggregate number of unexercised Warrants of the same series and of like tenor upon surrender to the Warrant Agent of the Definitive Warrant Certificates to be exchanged at the Warrant Agent’s Window, Attention: Transfer Area. The “Warrant Agent’s Window” shall be the window of the Warrant Agent maintained for purposes of transfer and tender in the Borough of Manhattan, The City of New York (or at the address of any additional agency established by the Company pursuant to Section 1.09 hereof, or at the address of any successor Warrant Agent (as provided in Section 5.03)), which is, on the date of this Agreement, The Bank of New York Mellon, Transfer Area, 101 Barclay Street, 7W, New York, New York 10286. If the Warrants of any series are issued in both registered and unregistered form, except as otherwise established for such series pursuant to Section 1.03, at the option of the holder thereof, Warrant Certificates evidencing Bearer Warrants of any series may be exchanged for Definitive Warrant Certificates evidencing an equal number of unexercised Registered Warrants of the same series and of like tenor upon surrender of such Warrant Certificates evidencing Bearer Warrants to be exchanged at the Warrant Agent’s Window, Attention: Transfer Area. Unless otherwise established for such series pursuant to Section 1.03, Registered Warrants of any series may not be exchanged for Bearer Warrants of such series. Upon surrender of any unexercised Warrant

Certificate for exchange, the Warrant Agent shall cancel such Warrant Certificate, and the Company shall execute, and the Warrant Agent shall countersign and deliver, one or more new Warrant Certificates evidencing a like number of unexercised Warrants of the same series and of like tenor.

(d) Warrants evidenced by the Warrant Certificates issued upon transfer or exchange pursuant to paragraph (b) or (c) of this Section shall be valid obligations of the Company (and the Guarantee on such Warrants shall be a valid obligation of the Guarantor), constituting the same obligations of the Company as the Warrants evidenced by the Warrant Certificates surrendered for transfer or exchange, and entitled to the same benefits under this Agreement as were such Warrants evidenced by the Warrant Certificates prior to such surrender.

(e) Except as provided in Section 1.06, no service charge shall be made for any registration of transfer or exchange of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates, other than exchanges pursuant to this Section not involving any transfer.

(f) In the event that upon any exercise of Warrants evidenced by a Warrant Certificate the number of Warrants exercised shall be less than the total number of Warrants evidenced by such Warrant Certificate, there shall be issued to the Registered Holder thereof (or, in the case of Bearer Warrants, the holder thereof) or his assignee a new Warrant Certificate evidencing the number of Warrants of the same series and of like tenor not exercised.

(g) Warrant Certificates evidencing Bearer Warrants shall be transferable by delivery.

(h) Notwithstanding any other provision of this Agreement, unless and until it is exchanged in whole or in part for Definitive Warrant Certificates, a Global Warrant Certificate evidencing all or a portion of the Warrants of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

(i) If at any time the Depositary for any series of Warrants notifies the Company that it is unwilling or unable to continue as Depositary for such series or if at any time the Depositary for such series shall no longer be eligible under this Agreement, the Company shall appoint a successor Depositary with respect to such series. If a successor Depositary for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company’s election pursuant to Section 1.03 that such series be evidenced by one or more Global Warrant Certificates shall no longer be effective and the Company will execute, and the Warrant Agent, upon receipt of an Officer’s Certificate of the Company for the countersignature and delivery of Definitive Warrant Certificates evidencing Warrants of such series, will countersign and deliver Definitive Warrant Certificates evidencing Warrants of such series and of like tenor in an aggregate number equal to the number of the unexercised Warrants represented by such Global Warrant Certificate or Certificates in exchange for such Global Warrant Certificate or Certificates.

(j) If established pursuant to Section 1.03 with respect to a series of Warrants evidenced in whole or in part by one or more Global Warrant Certificates, the Depositary for such series may surrender such Global Warrant Certificate or Certificates in exchange in whole or in part for Definitive Warrant Certificates evidencing Warrants of the same series and of like tenor on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Warrant Agent shall countersign and deliver, without service charge,

(i) to the person specified by such Depositary a new Definitive Warrant Certificate of the same series and of like tenor in an aggregate number equal to and in exchange for such person’s beneficial interest in the Warrants evidenced by such Global Warrant Certificate or Certificates; and

(ii) to such Depositary a new Global Warrant Certificate or Certificates evidencing Warrants of the same series and of like tenor in number equal to the difference, if any, between the number of unexercised Warrants evidenced by the surrendered Global Warrant Certificates and the number of unexercised Warrants evidenced by such Definitive Warrant Certificate countersigned and delivered pursuant to clause 1.05(j)(i) above.

Upon the exchange of a Global Warrant Certificate for Definitive Warrant Certificates, such Global Warrant Certificate shall be canceled by the Warrant Agent or an agent of the Company or the Warrant Agent. Registered Definitive Warrant Certificates issued in exchange for a Registered Global Warrant Certificate pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such series, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent or an agent of the Company or the Warrant Agent. The Warrant Agent or such agent shall deliver such Warrant Certificates to or as directed by the persons in whose names such Warrant Certificates are so registered. Definitive Bearer Warrant Certificates issued in exchange for a Global Bearer Warrant Certificate pursuant to this Section shall be issued in such authorized denominations as the Depositary for such series, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent or an agent of the Company or the Warrant Agent. The Warrant Agent or such agent shall deliver such Warrant Certificates to or as directed by the Depositary for such series.

(k) Notwithstanding anything herein or in the terms of any series of Warrants to the contrary, none of the Company, the Warrant Agent or any agent of the Company or the Warrant Agent (any of which, other than the Company, shall rely on an Officer’s Certificate of the Company and an Opinion of Counsel) shall be required to exchange any Bearer Warrant for a Registered Warrant if such exchange would result in adverse Federal income tax consequences to the Company or the Guarantor under then applicable United States Federal income tax laws.

(l) The Company will maintain one or more offices or agencies in a city or cities located outside the United States (including any city in which such an agency is required to be maintained under the rules of any stock exchange on which the Warrants of such series are listed) where the Bearer Warrants, if any, of each series may be presented for exercise and payment. No payment on any Bearer Warrants will be made upon presentation of such Bearer Warrant at an agency of the Company within the United States nor will any payment be made by transfer to an account in, or by mail to an address in, the United States unless pursuant to applicable United States laws and regulations then in effect such payment can be made without adverse tax consequences to the Company. Notwithstanding the foregoing, payments in United States dollars with respect to Bearer Warrants of any series which are payable in United States dollars may be made at an agency of the Company maintained in the Borough of Manhattan, The City of New York if such payment in United States dollars at each agency maintained by the Company outside the United States for payment on such Bearer Warrants is illegal or effectively precluded by exchange controls or other similar restrictions.

(m) The Company may from time to time designate one or more additional offices or agencies where the Warrants of a series may be presented for exercise and payment, where the Warrants of that series may be presented for exchange as provided in this Agreement and where the Registered Warrants of that series may be presented for registration of transfer as in this Agreement provided, and the Company may from time to time rescind any such designation, as the Company may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain the agencies provided for in this Section. The Company will give to the Warrant Agent prompt written notice of any such designation or rescission thereof.

Section 1.06. Mutilated or Missing Warrant Certificates. (a) If any Warrant Certificate evidencing Warrants of any series is mutilated, lost, stolen or destroyed, the Company may in its discretion execute, and the Warrant Agent may countersign and deliver, in exchange and substitution for the mutilated Warrant Certificate, or in replacement for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate representing an equivalent number of unexercised Warrants of the same series and of like tenor, bearing an identification number, if applicable, not contemporaneously outstanding, but only (in case of loss, theft or destruction) upon receipt of evidence satisfactory to the Company, the Guarantor and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and security or indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

(b) In case the Warrants evidenced by any such mutilated, lost, stolen or destroyed Warrant Certificate have been or are about to be exercised, or deemed to be exercised, the Company in its absolute discretion may, instead of issuing a new Warrant Certificate, and subject to the conditions set forth in clause 1.06(a) above, direct the Warrant Agent to treat the same as if it had received the Warrant Certificate together with an irrevocable exercise notice in proper form in respect thereof, as established with respect to the Warrants of such series.

(c) The Warrants evidenced by each new Warrant Certificate issued pursuant to this Section in lieu of any lost, stolen or destroyed Warrant Certificate shall be original, additional contractual obligations of the Company and the Guarantor, and shall be entitled to the same benefits under this Agreement as the Warrants evidenced by the Warrant Certificate that was lost, stolen or destroyed.

(d) Upon the issuance of any new Warrant Certificate in accordance with this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) connected therewith.

(e) The provisions of this Section are exclusive and shall preclude (to the extent lawful) any other rights and remedies with respect to the replacement or payment of mutilated, lost, stolen or destroyed Warrant Certificates.

Section 1.07. Registered Holders. (a) Prior to due presentment for registration of transfer, the Company, the Guarantor, the Warrant Agent, and any agent of the Company, the Guarantor or the Warrant Agent may deem and treat the person in whose name a Warrant Certificate shall be registered in the Warrant Register (a “Registered Holder”) as the absolute owner of the Registered Warrants evidenced thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificate) for any purpose whatsoever, and as the person entitled to exercise the rights represented by the Registered Warrants evidenced thereby, and none of the Company, the Guarantor or the Warrant Agent, or any agent of the Company, the Guarantor or the Warrant Agent, shall be affected by any notice to the contrary. All payments on account of any Registered Warrant to the Registered Holder, or upon his order, shall be valid, and to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability of the

Company for moneys paid upon such Registered Warrant. This Section shall be without prejudice to the rights of Warrantholders as described elsewhere herein.

(b) The Company, the Guarantor, the Warrant Agent and any agent of the Company, the Guarantor or the Warrant Agent may treat the holder of any Bearer Warrant as the absolute owner of such Bearer Warrant for the purpose of exercising the rights represented thereby and for all other purposes, and none of the Company, the Guarantor or the Warrant Agent, or any agent of the Company, the Guarantor or the Warrant Agent shall be affected by any notice to the contrary. All payments on account of such Bearer Warrant made to any such person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon such Bearer Warrant. This Section shall be without prejudice to the rights of Warrantholders as described elsewhere herein.

Section 1.08. Cancellation. All Warrant Certificates surrendered to the Warrant Agent for redemption or registration of transfer or exchange shall be promptly cancelled by the Warrant Agent. The Company may at any time deliver to the Warrant Agent for cancellation any Warrant Certificates previously countersigned and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Warrant Certificates so delivered shall, upon receipt by the Warrant Agent of an Issuer Order, be promptly cancelled by the Warrant Agent. No Warrant Certificates shall be countersigned in lieu of or in exchange for any Warrant Certificates cancelled as provided in this Section, except as permitted by this Agreement. All cancelled Warrant Certificates held by the Warrant Agent shall be disposed of in accordance with its customary procedures and a certificate of their disposition shall be delivered by the Warrant Agent to the Company, unless by Issuer Order the Company shall direct that cancelled Warrant Certificates be returned to it.

If the Company notifies the Trustee of its election to redeem Warrant Securities pursuant to the Indenture or the terms thereof, the Company may elect, and shall give notice to the Warrant Agent of its election, to cancel the unexercised Warrants to purchase or sell such Warrant Securities, the Warrant Certificates evidencing such Warrants and the rights evidenced thereby. Promptly after receipt of such notice by the Warrant Agent, the Company shall, or, at the Company’s request, the Warrant Agent shall in the name of and at the expense of the Company, give notice of such cancellation, as provided in Section 6.04, to the Holders of such Warrant Certificates, such notice to be so given not less than 30 nor more than 60 days (or within any other redemption notice period specified in such Warrant Securities) prior to the date fixed for the redemption of the Warrant Securities pursuant to the Indenture or the terms thereof. The unexercised Warrants, the Warrant Certificates and the rights evidenced thereby shall be cancelled and become void on the 15th day prior to such date fixed for redemption.

If the Company or any affiliate of the Company shall acquire any Warrant Certificate, such acquisition shall not operate as a cancellation of such Warrant Certificate unless and until such Warrant Certificate is delivered to the Warrant Agent for the purpose of cancellation.

Section 1.09. Additional Warrant Agents. Whenever the Company shall appoint a warrant agent other than the Warrant Agent with respect to the Warrants of any series, it will cause such warrant agent to execute and deliver to the Warrant Agent an instrument in which such agent shall agree with the Warrant Agent, subject to the provisions of this Section,

(a) that it will hold all Warrant Property received by it as such agent for any payment with respect to the Warrants of such series in trust for the benefit of the Warrantholders of such series if any, or of the Warrant Agent, and

(b) that it will give the Warrant Agent notice of any failure by the Company to make any payment with respect to the Warrants of such series when the same shall be due and payable.

The Company will, on or prior to each date of any payment of Warrants of any such series, deposit with the Warrant Agent or any such additional warrant agent a sum sufficient to make such payment, and the Company will promptly notify the Warrant Agent of any failure to take such action with respect to any such additional warrant agent.

Section 1.10. Appointment of Calculation Agents. Pursuant to Section 1.03 hereof, the Company may, in connection with any series of Warrants appoint Morgan Stanley & Co. LLC, Morgan Stanley & Co. International plc or any other person or entity as Calculation Agent to make any calculations as may be required pursuant to the terms of any such series of Warrants. Any such Calculation Agent shall act as an independent expert and, unless otherwise provided by this Agreement, its calculations and determinations under this Agreement shall, absent manifest error, be final and binding on the Company, the Warrant Agent and the Warrantholders. Any such calculations will be made available to a Warrantholder for inspection at the Warrant Agent’s Office.

Section 1.11. CUSIP Numbers. The Company in issuing the Warrants may use “CUSIP,” “ISIN” and other similar numbers (if then generally in use), and, if so, the Warrant Agent shall use “CUSIP,” “ISIN” and other similar numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Warrants or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Warrants, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Warrant Agent of any changes in the “CUSIP,” “ISIN” and other similar numbers.

Article 2
Duration and Exercise of Warrants

Section 2.01. Duration and Exercise of Warrants. All terms with respect to duration and exercise of Warrants will be established pursuant to Section 1.03 for each series of Warrants.

Section 2.02. Return of Money Held Unclaimed for Two Years. Except as otherwise provided herein, any money or other assets deposited with or paid to the Warrant Agent for the payment of any Warrants and not paid but remaining unclaimed for two years after the date upon which such money or other assets shall have become due and payable shall be repaid by the Warrant Agent to the Company or the Guarantor, as the case may be, at the Company’s or the Guarantor’s request, as the case may be, pursuant to an Officer’s Certificate of the Company or the Guarantor, as the case may be, and the holders of such Warrants shall thereafter look only to the Company or the Guarantor, as the case may be, for any payment which such holders may be entitled to collect and all liability of the Warrant Agent with respect to such money shall thereupon cease; provided that the Warrant Agent, before making any such repayment, may (but shall not be obligated to) at the expense of the Company or the Guarantor, as the case may be, notify (i) in the case of Registered Warrants evidenced by Definitive Warrant Certificates, the Registered Holders, (ii) in the case of Warrants evidenced by one or more Global Warrant Certificates, the participants of the Depositary, and (iii) in the case of Bearer Warrants evidenced by Definitive Warrant Certificates, the holders thereof, in each case as provided in Section 6.04, that said money has not been so applied and remains unclaimed and that after a date named in the notification any unclaimed balance of said money then remaining will be returned to the Company or the Guarantor, as the case may be.

Article 3
Other Provisions Relating to Rights of Warrantholders

Section 3.01. Warrantholder May Enforce Rights. Notwithstanding any of the provisions of this Agreement, any Warrantholder may, without the consent of the Warrant Agent, the Depositary, any participant of the Depositary, any other Warrantholder, the holder of any Warrant Property or, if applicable, the common depositary for Euroclear Bank S.A./N.V., or its successor, as operator of the Euroclear System, and Clearstream Banking, société anonyme, Luxembourg, or its successor, in and for its own behalf, enforce, and may institute and maintain, any suit, action or proceeding against the Company and/or the Guarantor suitable to enforce, or otherwise in respect of, its right to exercise its Warrants as provided in this Agreement and established with respect to such Warrants pursuant to Section 1.03.

Section 3.02. No Rights as Holder of Warrant Property Conferred by Warrants or Warrant Certificates. No Warrant Certificate or Warrant evidenced thereby shall entitle the holder or any beneficial owner thereof to any of the rights of a holder or beneficial owner of Warrant Property, including, without limitation, the right to receive the payment of principal of (premium, if any) or interest, if any, on Warrant Property or to vote or to enforce any rights under any documents governing Warrant Property.

Section 3.03. Company’s Covenant Not to Merge, Consolidate, Sell or Convey Property Except Under Certain Conditions. The Company covenants that it will not merge or consolidate with any other Person or sell, lease or convey all or substantially all of its assets to any other Person, unless (i) either the Company shall be the continuing Person, or the successor Person by merger or consolidation or the Person which acquires by sale, lease or conveyance substantially all the assets of the Company (if other than the Company) shall be a Person organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of and interest on all the Warrants according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Agreement to be performed or observed by the Company, by supplemental agreement satisfactory to the Warrant Agent, executed and delivered to the Warrant Agent by such Person, and (ii) the Company, such successor Person or such acquiring Person, as the case may be, shall not, immediately after such merger or consolidation, or such sale, lease or conveyance, be in default in the performance of any such covenant or condition. For the avoidance of doubt, the Person referred to in this Section 3.03 may be the Guarantor or any Subsidiary of the Guarantor.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Subsidiary” means any corporation, limited liability company, partnership or other entity of which at the time of determination the Guarantor owns or controls directly or indirectly more than 50% of the shares of voting stock or equivalent interest.

Section 3.04. Successor Person Substituted. In case of any such consolidation, merger, sale, lease or conveyance, and following such an assumption by the successor Person, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named as the Company herein. Such successor Person may cause to be signed, and may issue (and, in the case of Warrants to purchase or sell Warrant Securities, may execute and deliver Warrant Securities in its own name pursuant to the Indenture, in fulfillment of its obligations to deliver Warrant Securities upon exercise of the Warrants) either in its own name or in the name of the Company prior to such succession any or all of the Warrants issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Warrant Agent; and, upon the order of such successor Person, instead of the Company, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Warrant Agent shall countersign and deliver any Warrants which previously shall have been signed and delivered by the officers of the Company to the Warrant Agent for countersignature, and any Warrants which such successor Person thereafter shall cause to be signed and delivered to the Warrant Agent for that purpose. All of the Warrants so issued shall in all respects have the same legal rank and benefit under this Agreement as the Warrants theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Warrants had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale, lease or conveyance such changes in phrasing and form (but not in substance) may be made in the Warrant Certificates representing the Warrants thereafter to be issued as may be appropriate.

In the event of any such sale or conveyance (other than a conveyance by way of lease), the Company or any successor Person which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Agreement, the Warrants and the Warrant Certificates and may be liquidated and dissolved.

Section 3.05. Opinion of Counsel Delivered to Warrant Agent. The Warrant Agent, subject to the provisions of  Article 5, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, lease or conveyance of the Company, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Agreement.

Article 4
Warrants Acquired by the Company; Payment of Taxes

Section 4.01. Warrants Acquired by the Company. (a) In the event the Company shall purchase or otherwise acquire Warrants, such Warrants may, at the option of the Company, be (i) in the case of Bearer Warrants or Registered Warrants evidenced by Definitive Warrant Certificates, delivered to the Warrant Agent, and if so delivered, the Warrant Agent shall promptly cancel such Warrants on the records of the Warrant Agent or (ii) in the case of Warrants evidenced by one or more Global Warrant Certificates, surrendered free through a participant of the Depositary to the Depositary for credit to the account of the Warrant Agent maintained at the Depositary, and if so credited, the Warrant Agent shall promptly note the cancellation of such Warrants by notation on the records of the Warrant Agent and the Warrant Agent shall cause its records to be marked to reflect the reduction in the number of Warrants evidenced by the Global Warrant Certificate or Certificates by the number of Warrants so canceled promptly after such account is credited. Warrants acquired by the Company may also, at the option of the Company, be resold by the Company directly or to or through any of its affiliates in lieu of being surrendered to the Warrant Agent or credited to its account. No Warrant Certificate shall be countersigned in lieu of or in exchange for any Warrant that is canceled as provided herein, except as otherwise expressly permitted by this Agreement.

(b) Any canceled Warrant Certificate held by the Warrant Agent under this Agreement shall be disposed of by the Warrant Agent in accordance with its customary procedures unless otherwise directed by the Company, and the Warrant Agent shall deliver a certificate of disposition to the Company evidencing the same.

Section 4.02. Payment of Taxes. The Company will pay all stamp, withholding and other duties, if any, attributable to the initial issuance of each series or tranche of Warrants; provided, however, that, anything in this Agreement to the contrary notwithstanding, the Company shall not be required to pay any tax or other governmental charge that may be payable in respect of any transfer involving any beneficial or record interest in, or ownership interest of, any Warrants or Warrant Certificates.

Article 5
Concerning the Warrant Agent

Section 5.01. Warrant Agent. The Company hereby appoints The Bank of New York Mellon as Warrant Agent of the Company in respect of the Warrants upon the terms and subject to the conditions set forth herein; and The Bank of New York Mellon hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in this Agreement and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it with its consent. All of the terms and provisions with respect to such powers and authority contained in any Warrant Certificate are subject to and governed by the terms and provisions hereof.

Section 5.02. Condition of Warrant Agent’s Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Warrants shall be subject:

(a) The Company agrees promptly to pay the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for its reasonable out-of-pocket expenses (including attorneys’ fees and expenses) incurred by the Warrant Agent without negligence or bad faith on its part in connection with the services rendered by it hereunder. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred without negligence or bad faith on the part of the Warrant Agent, arising out of or in connection with its acting as such Warrant Agent hereunder, as well as the reasonable costs and expenses of defending against any claim of liability in the premises. The obligations of the Company under this Section shall survive the expiration of all Warrants issued under this Agreement.

(b) In acting under this Agreement, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any Warrantholders.

(c) The Warrant Agent may consult with counsel satisfactory to it (including counsel to the Company or the Guarantor), and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

(d) The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any notice, direction, consent, certificate, affidavit, opinion, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

(e) The Warrant Agent and its officers, directors and employees may become the owner of, or acquire any interest in, any Warrants or other obligations of the Company or the Guarantor, with the same rights that it or they would have if it were not the Warrant Agent hereunder and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company or the Guarantor and may act on behalf of, or as depositary, trustee or agent for, any committee or body of owners or holders of Warrants or other obligations of the Company or the Guarantor as freely as if it were not the Warrant Agent hereunder. Nothing in this Agreement shall be deemed to prevent the Warrant Agent from acting as Trustee under the Indenture.

(f) Money held by the Warrant Agent in trust hereunder need not be segregated from other funds held by the Warrant Agent, except to the extent required by law. The Warrant Agent shall be under no obligation to invest or pay interest on any money received by it hereunder, except as otherwise agreed with the Company. The Warrant Agent shall not be responsible for advancing funds on behalf of the Company. Any interest accrued on funds deposited with the Warrant Agent under this Agreement shall be paid to the Company from time to time and the Holders of Warrants shall have no claim to any such interest.

(g) The Warrant Agent shall not be under any responsibility with respect to the validity or sufficiency of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Warrant Agent) or with respect to the validity or execution of the Warrant Certificates (except its countersignature thereof).

(h) The recitals contained herein and in the Warrant Certificates (except as to the Warrant Agent’s countersignature thereon) shall be taken as the statements of the Company or the Guarantor, as applicable, and the Warrant Agent assumes no responsibility for the correctness of the same.

(i) The Warrant Agent shall be obligated to perform such duties as are specifically set forth in this Agreement and no implied duties or obligations shall be read into this Agreement against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder likely to involve it in any expense or liability, the payment of which is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the application by the Company of any proceeds of the issuance of any Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by the Company or the Guarantor in the performance of their respective covenants or agreements contained in this Agreement or in any Warrant Certificate or in the case of the receipt of any written demand from a holder of a Warrant with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 6.02, to make any demand upon the Company and/or the Guarantor.

(j) The rights, privileges, protections, immunities and benefits given to the Warrant Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, each agent, custodian and other person employed to act hereunder.

(k) Anything in this Agreement notwithstanding, in no event shall the Warrant Agreement be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Warrant Agent has been advised as to the likelihood of such loss or damage and regardless of the form of action.

(l) The Warrant Agent shall have the same rights and protections as the Trustee granted under Sections 6.01 and 6.02 of the Indenture.

Nothing herein contained shall be deemed to authorize the Warrant Agent to exercise any remedy against the Company or the Guarantor solely as a result of, or because it is related directly or indirectly to, the insolvency of the Guarantor or the commencement of any proceedings relative to the Guarantor under Title 11 of the United States Code, or the appointment of a receiver for the Guarantor under Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or the commencement of any other applicable federal or state bankruptcy, insolvency, resolution or other similar law, or solely as a result of, or because it is related directly or indirectly to, a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official having been appointed for or having taken possession of the Guarantor or its property, or solely as a result of, or because it is related directly or indirectly to, the institution of any other comparable judicial or regulatory proceedings relative to the Guarantor, or to the creditors or property of the Guarantor.

Section 5.03. Resignation and Appointment of Successor. (a)The Company agrees, for the benefit of the holders from time to time of the Warrants, that there shall at all times be a Warrant Agent hereunder with respect to each series of Warrants until all the Warrants of such series are no longer outstanding or until monies for the payment of all outstanding Warrants of such series, if any, shall have been paid to the Warrant Agent and shall have been returned to the Company as provided in Section 2.02, whichever occurs earlier.

(b) The Warrant Agent may at any time resign as such agent with respect to any series of Warrants by giving at least 30 days’ written notice to the Company and the Guarantor of such intention on its part, specifying the date on which its desired resignation shall become effective, subject to the appointment of a successor Warrant Agent with respect to such series and acceptance of such appointment by such successor Warrant Agent as hereinafter provided. The Warrant Agent hereunder may be removed with respect to any series of Warrants at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective, which, other than in the case of the removal of the Warrant Agent in connection with an event set forth in clause 5.03(c)(iii), 5.03(c)(iv), 5.03(c)(v), 5.03(c)(vi) or 5.03(c)(vii) below, shall be at least 30 days’ after the filing of such instrument. Such resignation or removal shall take effect (subject to the passage of the foregoing 30 day periods, if applicable) upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent with respect to such series (which shall be a banking institution organized under the laws of the United States of America or one of the states thereof, have a combined capital and surplus of at least $50,000,000 (as set forth in its most recent reports of condition published pursuant to law or to the requirements of any United States federal or state regulatory or supervisory authority) and having its principal place of business in the United States of America) and the acceptance of such appointment by such successor Warrant Agent. In the event a successor Warrant Agent has not been appointed and accepted its duties within 90 days of the Warrant Agent’s notice of resignation, the Warrant Agent may apply to any court of competent jurisdiction for the designation of a successor Warrant Agent with respect to such series. The obligation of the Company under Section 5.02(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent with respect to any series of Warrants.

(c) In case at any time the Warrant Agent with respect to any series of Warrants (i) shall give notice of its intent to resign, or (ii) shall be removed, or (iii) shall become incapable of acting, or (iv) shall be adjudged as bankrupt or insolvent, or make an assignment for the benefit of its creditors, or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or (v) shall admit in writing its inability to pay or meet its debts as they mature, or

(vi) if a receiver or custodian of it or of all or any substantial part of its property shall be appointed, or (vii) if any public officer shall have taken charge or control of the Warrant Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be promptly appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the latter of such appointment and subject to the 30 day notice period set forth in clause 5.03(b) above, if applicable, the Warrant Agent so superseded shall cease to be Warrant Agent hereunder with respect to such series.

(d) Any successor Warrant Agent appointed hereunder with respect to any series of Warrants shall execute, acknowledge and deliver to its predecessor and to the Company and the Guarantor an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent with respect to such series hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor (including, without limitation, the Warrant Register) as Warrant Agent with respect to such series hereunder.

(e) If a successor Warrant Agent is appointed with respect to the Warrants of one or more (but not all) series, the Company, the Guarantor, the predecessor Warrant Agent and each successor Warrant Agent with respect to the Warrants of any applicable series shall execute and deliver an agreement supplemental hereto that shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers and duties of the predecessor Warrant Agent with respect to the Warrants of any series as to which the predecessor Warrant Agent is not retiring shall continue to be vested in the predecessor Warrant Agent, and shall add to or change any of the provisions of this Agreement as shall be necessary to provide for or facilitate the administration of the Warrants hereunder by more than one Warrant Agent, it being understood that nothing herein or in such supplemental agreement shall constitute such Warrant Agents Co-Warrant Agents of the same Warrants and that each such Warrant Agent shall be a Warrant Agent with respect to separate series of Warrants.

(f) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all the corporate agency assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Section 5.04. Force Majeure. In no event shall the Warrant Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Warrant Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Article 6
Miscellaneous

Section 6.01. Amendment. (a) This Agreement and the terms of the Warrants of any series may be amended (by means of an agreement supplemental hereto or otherwise) by the Company, the Guarantor and the Warrant Agent, without the consent of the Warrantholders of any series of Warrants, (i) to evidence the merger of the Company with and into the Guarantor or the succession of another Person to the Company or the Guarantor, as applicable, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company or the Guarantor, as applicable, pursuant to Article 3 and/or Article 7, as applicable, and, in the case of the merger of the Company with and into the Guarantor, to evidence the elimination of the Guarantee, (ii) for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or therein, (iii) to establish the forms or terms of Warrant Certificates or Warrants of any series as permitted by Sections 1.02 and 1.03, (iv) to evidence and provide for the acceptance of appointment hereunder by a successor Warrant Agent with respect to the Warrants of any series and to add to or change any of the provisions of this Agreement as shall be necessary to provide for or facilitate the administration of the Warrants hereunder by more than one Warrant Agent pursuant to Section 5.03, (v) to add to, change or eliminate any of the provisions of this Agreement in respect of all or any Warrants of any series (and if such addition, change or elimination is to apply with respect to less than all Warrants of any series, stating that it is expressly being made to apply solely with respect to such Warrants within such series); provided that any such addition, change or elimination (A) shall neither (1) apply to any Warrants issued prior to the execution of such supplemental agreement and entitled to the benefit of such provision nor (2) modify the rights of any Holder of such Warrant with respect to such provision or (B) shall become effective only when there is no such Warrant outstanding, or (vi) in any other manner which the Company and the Guarantor may deem necessary or desirable and which will not materially and adversely affect the interests of the Warrantholders of such series.

(b) The Company, the Guarantor and the Warrant Agent may modify or amend this Agreement (by means of an agreement supplemental hereto or otherwise) with the consent of Warrantholders holding not less than a majority in number of the then outstanding Warrants of all series affected by such modification or amendment, for any purpose; provided, however, that no such modification or amendment that changes the exercise price of the Warrants of any series, reduces the amount receivable upon exercise, cancellation or expiration of the Warrants other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the Warrants, shortens the period of time during which the Warrants of such series may be exercised, or otherwise materially and adversely affects the exercise rights of the affected Warrantholders, removes the Guarantee on the Warrants (except in accordanec with Section 7.12) or reduces the percentage of the number of outstanding Warrants of such series, the consent of whose holders is required for modification or amendment of this Agreement, may be made without the consent of each Warrantholder affected thereby. In the case of Warrants evidenced by one or more Global Warrant Certificates, the Company and the Warrant Agent shall be entitled to rely upon certification in form satisfactory to each of them that any requisite consent has been obtained from holders of beneficial ownership interests in the relevant Global Warrant Certificate. Such certification may be provided by participants of the Depositary acting on behalf of such beneficial owners of Warrants, provided that any such certification is accompanied by a certification from the Depositary as to the Warrant holdings of such participants.

(c) An amendment that changes or eliminates any provision of this Agreement that has expressly been included solely for the benefit of one or more particular series of Warrants, or that modifies the rights of Warrantholders of such series with respect to such provision, shall be deemed not to affect the rights under this Agreement of the Warrantholders of any other series.

(d) Upon the request of the Company and the Guarantor, accompanied by a copy of the resolutions of their respective Boards (which resolutions may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order or an Officer’s Certificate of the Guarantor, as applicable) certified by the secretary or an assistant secretary of the Company or the Guarantor, as applicable, authorizing the execution of any such amendment, and upon the filing with the Warrant Agent of evidence of the consent of Warrantholders as aforesaid, the Warrant Agent shall join with the Company and the Guarantor in the execution of such amendment unless such amendment affects the Warrant Agent’s own rights, duties or immunities under this Agreement or otherwise, in which case the Warrant Agent may in its discretion, but shall not be obligated to, enter into such amendment. In executing, or accepting the additional duties created by, any amendment permitted by this Article, the Warrant Agent shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The fact and date of the execution of any consent of Warrantholders, or the authority of the person executing the same, may be proved in any manner which the Warrant Agent (with the approval of the Company) deems sufficient.

(e) It shall not be necessary for the consent of the Warrantholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

Section 6.02. Notices and Demands to the Company, the Guarantor and the Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to the Company and/or the Guarantor by any Warrantholder pursuant to the provisions of this Agreement or the terms of the Warrants of any series, the Warrant Agent shall promptly forward such notice or demand to the Company and the Guarantor.

Section 6.03. Addresses for Notices. Any communications to the Warrant Agent with respect to this Agreement shall be in writing addressed to The Bank of New York Mellon, 101 Barclay Street, 7W, New York, New York 10286, Attention: Corporate Trust Administration (the “Warrant Agent’s Office”) and any communications to the Company or the Guarantor with respect to this Agreement shall be addressed to Morgan Stanley Finance LLC and/or Morgan Stanley, in each case, at 1585 Broadway, New York, New York 10036, Attention: Treasurer (or in each case to such other address as shall be given in writing to the other parties hereto).

The Warrant Agent agrees to accept and act upon instructions or directions pursuant to this Agreement sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such electronic instructions or directions, subsequent to the transmission thereof, shall provide the originally executed instructions or directions to the Warrant Agent in a timely manner and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. The Warrant Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Warrant Agent’s reliance upon and compliance with such instructions or directions up until such time as the Warrant Agent receives any subsequent written instruction or direction that supersedes such earlier written instructions or directions. The party providing instructions or directions by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods, as aforesaid, agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Warrant Agent, including without limitation the risk of the Warrant Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 6.04. Notices to Warrantholders. The Company may cause to have notice given to the Warrantholders of any series by providing the Warrant Agent with a form of notice to be distributed by (i) in the case of Registered Warrants evidenced by Definitive Warrant Certificates, the Warrant Agent to Registered Holders by first class mail, (ii) in the case of Warrants evidenced by one or more Global Warrant Certificates, the Depositary to be distributed by the Depositary to its participants in accordance with the custom and practices of the Depositary or (iii) in the case of Bearer Warrants evidenced by Definitive Warrant Certificates, either (a) the customary notice provisions of the clearing system or systems through which beneficial interests in such Bearer Warrants are owned if such Bearer Warrants are held only in global form or (b) publication at least once in an Authorized Newspaper (as defined below) in The City of New York, and Western Europe.

“Authorized Newspaper” means a newspaper (which, in the case of The City of New York, will, if practicable, be The Wall Street Journal (Eastern Edition) and, in the case of Western Europe, will, if practicable, be the Financial Times (London Edition)) published in an official language of the country of publication customarily published at least once a day for at least five days in each calendar week and of general circulation in The City of New York, and Western Europe, as applicable. If it shall be impractical in the opinion of the Warrant Agent to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof that is made or given with the approval of the Warrant Agent shall constitute a sufficient publication of such notice.

Section 6.05. Obtaining of Approvals. The Company or the Guarantor will from time to time take all action that may be necessary to obtain and keep effective any and all filings or notices under applicable law, which may be or become required in connection with the issuance, sale, trading, transfer or delivery of the Warrant Certificates or the exercise of the Warrants.

Section 6.06. Persons Having Rights under this Agreement. Nothing in this Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Guarantor, the Warrant Agent and the Warrantholders any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company, the Guarantor, the Warrant Agent, their respective successors and the Warrantholders.

Section 6.07. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the Warrant Agent’s Office for inspection by the Warrantholders, participants of the Depositary certified as such by the Depositary or any person certified by any such participant to be an indirect participant of the Depositary or any person certified by any such participant to be a beneficial owner of a Warrant, in each case, on behalf of whom such participant holds Warrants.

Section 6.08. Officer’s Certificates and Opinions of Counsel; Statements to Be Contained Therein. (a) Each certificate or opinion provided for in this Agreement and delivered to the Warrant Agent with respect to compliance with a condition or covenant provided for in this Agreement shall include (i) a statement that the person making such certificate or opinion has read such covenant or condition, (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (iii) a statement that, in the opinion of such person, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with and (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

(b) Any certificate, statement or opinion of an officer of the Company or the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which such officer’s certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Company or the Guarantor, as applicable, upon the certificate, statement or opinion of or representations by an officer or officers of the Company or the Guarantor, as applicable, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which such officer’s certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

(c) Any certificate, statement or opinion of an officer of the Company, an officer of the Guarantor or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company or the Guarantor, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which such officer’s or counsel’s, as the case may be, certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate or opinion of any independent firm of public accountants filed with and directed to the Warrant Agent shall contain a statement that such firm is independent.

Section 6.09. Payments Due on Saturdays, Sundays and Holidays. If the date fixed for any payment with respect to the Warrants of any series appertaining thereto shall not be a Business Day (as defined below), then such payment need not be made on such date, but may be made on the next succeeding Business Day with same force and effect as if made on the date fixed, and no interest shall accrue for the period after such date (unless otherwise specified).

“Business Day” means, with respect to any Warrant, a Business Day as defined in any debt security included in any unit comprising such Warrant or as otherwise established pursuant to Section 1.03 hereof or if the term Business Day is not so specified, Business Day means any day that is not a Saturday or Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to be closed.

Section 6.10. Judgment Currency. Each of the Company and the Guarantor agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the Warrants of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate (as determined by the Exchange Rate Agent (as defined in the Indenture)) at which in accordance with normal banking procedures the Exchange Rate Agent could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day (as defined below), in which event, to the extent permitted by applicable law, the rate of exchange used shall be the rate (as determined by the Exchange Rate Agent) at which in accordance with normal banking procedures the Exchange Rate Agent could purchase in The City of New York the Required Currency with the Judgment Currency on the last New York Banking Day preceding the day on which final unappealable judgment is entered and (b) its respective obligations under this Agreement and the terms of the Warrants of such series to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with clause 6.10(a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Agreement. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close.

Section 6.11. Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 6.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

Section 6.13. Applicable Law. This Agreement and each Warrant and the Guarantee shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, excluding choice of law provisions.

Section 6.14. Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTOR AND THE WARRANT AGENT, AND EACH WARRANTHOLDER BY ITS ACCEPTANCE HEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE WARRANTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.15. Submission to Jurisdiction; Waiver of Immunity. For the benefit of the Warrantholders, each of the Company and the Guarantor hereby (i) irrevocably submits to the non-exclusive jurisdiction of any New York State court or United States federal court sitting in the Borough of Manhattan in the City of New York solely for purposes of any legal action or proceeding arising out of or relating to the Warrants or this Agreement and (ii) irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any legal action or proceeding in any New York State court or United States federal court sitting in the Borough of Manhattan in the City of New York, and any claim that any such action or proceedings brought in any such court has been brought in an inconvenient forum. Each of the Company and the Guarantor agrees that a final judgment in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Article 7
guarantee

Section 7.01. The Guarantee. Subject to the provisions of this Article, the Guarantor hereby irrevocably, fully and unconditionally guarantees, on an unsecured basis, the full and punctual payment (whether at stated maturity, upon redemption or acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable, including property deliverable, under, the Warrants, and the full and punctual payment of all other amounts payable by the Company under this Agreement. Upon failure by the Company to pay punctually any such amount, the Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement. This Guarantee constitutes a guaranty of payment and not of collection.

Section 7.02. Guarantee Unconditional. The obligations of the Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by:

(a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under this Agreement or any Warrant, by operation of law or otherwise;

(b) any modification or amendment of or supplement to this Agreement or any Warrant;

(c) any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in this Agreement or any Warrant;

(d) the existence of any claim, set off or other rights which the Guarantor may have at any time against the Company, the Warrant Agent or any other Person, whether in connection with this Agreement or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(e) any invalidity or unenforceability relating to or against the Company for any reason of this Agreement or any Warrant, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Warrant or any other amount payable by the Company under this Agreement; or

(f) any other act or omission to act or delay of any kind by the Company, the Warrant Agent or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Guarantor’s obligations hereunder.

Section 7.03. Discharge; Reinstatement. The Guarantor’s obligations under this Article with respect to any Warrants will remain in full force and effect until the principal of, premium, if any, and interest on such Warrants and all other amounts payable by the Company under this Agreement with respect to such Warrants have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Warrant or any other amount payable by the Company under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

Section 7.04. Waiver by the Guarantor. The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person. The Guarantor hereby agrees that, in the event of a default in payment of the principal of, interest on, and all other amounts payable under any Warrant, whether at its stated maturity, by declaration of acceleration, call for redemption or otherwise, legal proceedings may be instituted by the Warrant Agent on behalf of, or by, the Holder of such Warrant, subject to the terms and conditions set forth in this Agreement, directly against the Guarantor to enforce this Guarantee without first proceeding against the Company.

Section 7.05. Subrogation. Upon making any payment with respect to any obligation of the Company under this Article, the Guarantor shall be subrogated to the rights of the payee against the Company with respect to such obligation, provided that the Guarantor may not enforce any right of subrogation with respect to such payment so long as any amount payable by the Company hereunder or under the Warrants remains unpaid.

Section 7.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Company under this Agreement or the Warrants is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of this Agreement are nonetheless payable by the Guarantor hereunder forthwith on demand by the Warrant Agent or the Holders.

Section 7.07. Savings Clause. Notwithstanding anything to the contrary in this Article, the Guarantor, and by its acceptance of Warrants, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Warrant Agent, the Holders and the Guarantor hereby irrevocably agree that the obligations of the Guarantor under the Guarantee are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.

Section 7.08. Execution and Delivery of Guarantee. The execution by the Guarantor of this Agreement (or a supplemental agreement) evidences the Guarantee of the Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of countersignature of any Warrant. The delivery of any Warrant by the Warrant Agent after countersignature constitutes due delivery of the Guarantee set forth in this Agreement on behalf of the Guarantor.

Section 7.09. Release of Guaranty. The Guarantee of the Guarantor of the Warrants will terminate upon cancellation of the Warrants, as provided in Section 1.08.

Upon delivery by the Company to the Warrant Agent of an Officer’s Certificate and an Opinion of Counsel to the foregoing effect, the Warrant Agent will execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under the Guarantee of the Warrants.

Section 7.10. Guarantor’s Covenant Not to Merge, Consolidate, Sell or Convey Property Except Under Certain Conditions. The Guarantor covenants that it will not merge or consolidate with any other Person or sell, lease or convey all or substantially all of its assets to any other Person, unless (i) either the Guarantor shall be the continuing Person, or the successor Person by merger or consolidation or the Person which acquires by sale, lease or conveyance substantially all the assets of the Guarantor (if other than the Guarantor) shall be a Person organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume the full, irrevocable and unconditional guarantee of the due and punctual payment of the principal of and interest on all the Warrants according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Agreement to be performed or observed by the Guarantor, by supplemental agreement satisfactory to the Warrant Agent, executed and delivered to the Warrant Agent by such Person, and (ii) the Guarantor, such successor Person or such acquiring Person, as the case may be, shall not, immediately after such merger or consolidation, or such sale, lease or conveyance, be in default in the performance of any such covenant or condition.

Section 7.11. Successor Person Substituted. In case of any such consolidation, merger, sale, lease or conveyance, and following such an assumption by the successor Person, such successor Person shall succeed to and be substituted for the Guarantor, with the same effect as if it had been named as the Guarantor herein.

In case of any such consolidation, merger, sale, lease or conveyance such changes in phrasing and form (but not in substance) may be made in the Warrant Certificates representing the Warrants thereafter to be issued as may be appropriate.

In the event of any such sale or conveyance (other than a conveyance by way of lease) the Guarantor or any successor Person which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Agreement, the Warrants and the Warrant Certificates and may be liquidated and dissolved.

Section 7.12. Termination of the Guarantee upon Merger. The Guarantee of the Guarantor of the Warrants will terminate upon the merger of the Company with and into the Guarantor in accordance with Article 3 and this Article.

Section 7.13. Opinion of Counsel Delivered to Warrant Agent. The Warrant Agent, subject to the provisions of Article 5, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, lease or conveyance of the Guarantor, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Agreement.

Section 7.14. Not Insured. This Guarantee is not insured by the Federal Deposit Insurance Corporation of the United States of America.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

MORGAN STANLEY FINANCE LLC, ISSUER
By:
Name:
Title:

MORGAN STANLEY, GUARANTOR
By:
Name:
Title:

THE BANK OF NEW YORK MELLON, WARRANT AGENT
By:
Name:
Title:

 EXHIBIT I

[FORM OF FACE OF REGISTERED CALL WARRANT CERTIFICATE]

No. _____	CUSIP No. __________

[Unless and until it is exchanged in whole or in part for Warrants in definitive registered form, this Warrant Certificate and the Warrants evidenced hereby may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

Unless this Warrant Certificate is presented by an authorized representative of the Depositary (55 Water Street, New York) to Morgan Stanley or its agent for registration of transfer, exchange or payment, and any Warrant issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary and any payment hereon is made to Cede & Co. or such other entity as is requested by an authorized representative of the Depositary, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]1

MORGAN STANLEY FINANCE LLC

[Designation of Warrants]

NUMBER OF WARRANTS EVIDENCED BY THIS CERTIFICATE: [UP TO _____]1

WARRANT PROPERTY:

AMOUNT OF WARRANT PROPERTY
PURCHASABLE PER WARRANT:

CALL PRICE PER WARRANT:

FORM OF PAYMENT OF
CALL PRICE:

________________

1 Applies to global warrant certificates.

FORM OF SETTLEMENT:

DATES OF EXERCISE:

OTHER TERMS:

This Warrant Certificate certifies that __________, or registered assigns, is the Registered Holder of the number of [Designation of Warrants] (the “Warrants”) [specified above]2 [specified on Schedule A hereto]3. Upon receipt by the Warrant Agent of this Warrant Certificate, the exercise notice on the reverse hereof (or an exercise notice in substantially identical form delivered herewith) (the “Exercise Notice”), duly completed and executed, and the Call Price per Warrant set forth above, in the form set forth above, for each Warrant to be exercised (the “Exercise Property”) at the Warrant Agent’s Window, Attention: Corporate Trust Administration, in the Borough of Manhattan, The City of New York, each Warrant evidenced hereby entitles the Registered Holder hereof to receive, subject to the terms and conditions set forth herein and in the Warrant Agreement (as defined below), from Morgan Stanley Finance LLC (the “Company”) the amount and form of property (the “Warrant Property”) specified above. Any payment due on, including any property deliverable under, the Warrants is fully and unconditionally guaranteed by Morgan Stanley. Warrants will not entitle the Warrantholder to any of the rights of the holders of any of the Warrant Property.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

_________________

2 Applies to definitive warrant certificates.

3 Applies to global warrant certificates.

IN WITNESS WHEREOF, Morgan Stanley Finance LLC has caused this instrument to be duly executed.

Dated:______________________

MORGAN STANLEY FINANCE LLC
By:
Name:
Title:

[Attest:

By:
[Secretary]]

Countersigned as of the date above written: THE BANK OF NEW YORK MELLON, as Warrant Agent
By:
Authorized Signatory

[FORM OF REVERSE OF REGISTERED CALL WARRANT CERTIFICATE]

MORGAN STANLEY FINANCE LLC

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued by the Company pursuant to a Warrant Agreement, dated as of February 16, 2016 (the “Warrant Agreement”), among the Company, as issuer, Morgan Stanley, as guarantor (the “Guarantor”), and The Bank of New York Mellon (the “Warrant Agent”) and are subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions each Warrantholder consents by acceptance of this Warrant Certificate or a beneficial interest therein and which Warrant Agreement is hereby incorporated by reference in and made a part of this Warrant Certificate. Without limiting the foregoing, all capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Warrant Agreement. A copy of the Warrant Agreement is on file at the Warrant Agent’s Office. The Warrants constitute a separate series of Warrants under the Warrant Agreement.

The Warrants are unsecured contractual obligations of the Company and rank pari passu with the Company’s other unsecured contractual obligations and with the Company’s unsecured and unsubordinated debt. Any payment due on, including any property deliverable under, the Warrants is fully and unconditionally guaranteed by the Guarantor on an unsecured basis.

Subject to the provisions hereof and the Warrant Agreement, each Warrant may be exercised during the dates of exercise set forth on the face hereof by delivering or causing to be delivered this Warrant Certificate, the Exercise Notice, duly completed and executed, and the Exercise Property to the Warrant Agent’s Window, in the Borough of Manhattan, The City of New York, which is, on the date hereof (unless otherwise specified herein), The Bank of New York Mellon, 101 Barclay Street, 7W, New York, New York 10286, Attention: Corporate Trust Administration, or at such other address as the Warrant Agent may specify from time to time.

Each Warrant entitles the Warrantholder to receive, upon exercise, the Warrant Property set forth on the face hereof.

The Warrant Agreement and the terms of the Warrants are subject to amendment as provided in the Warrant Agreement.

This Warrant Certificate shall be governed by, and interpreted in accordance with, the laws of the State of New York.

[Designation of Warrants]

Exercise Notice

The Bank of New York Mellon
101 Barclay Street, 7W
New York, New York 10286

Attention: Corporate Trust Administration

The undersigned (the “Registered Holder”) hereby irrevocably exercises __________ Warrants (the “Exercised Warrants”) and delivers to you herewith a Warrant Certificate or Certificates, registered in the Registered Holder’s name, representing a number of Warrants at least equal to the number of Exercised Warrants, and the Exercise Property with respect thereto.

The Registered Holder hereby directs the Warrant Agent (a) to deliver the Warrant Property as follows:

and (b) if the number of Exercised Warrants is less than the number of Warrants represented by the enclosed Warrant Certificate, to deliver a Warrant Certificate representing the unexercised Warrants to:

Dated:
(Registered Holder)

By:
Authorized Signature
Address:
Telephone:

[If Warrant is a Global Warrant, insert this Schedule A.]

SCHEDULE A

[Designation of Warrants]

GLOBAL
WARRANT
SCHEDULE OF EXCHANGES

The initial number of Warrants represented by this Global Warrant is __________. In accordance with the Warrant Agreement and the Unit Agreement dated as of February 16, 2016 among the Company, the Guarantor, The Bank of New York Mellon, as Unit Agent, as Warrant Agent, as Collateral Agent, and as Trustee under the Indenture referred to therein and the Holders from time to time of the Units described therein, the following (A) exchanges of [the number of Warrants indicated below for a like number of Warrants to be represented by a Global Warrant that has been separated from a Unit (a “Separated Warrant”)]1 [the number of Warrants that had been represented by a Global Warrant that is part of a Unit (an “Attached Unit Warrant”) for a like number of Warrants represented by this Global Warrant]2 or (B) reductions as a result of the exercise of the number of Warrants indicated below have been made:

Date of Exchange or Exercise	[Number Exchanged for Separated Warrants][1]	[Reduced Number Outstanding Following Such Exchange][1]	[Number of Attached Unit Warrants Exchanged for Warrants represented by this Separated Warrant][2]	[Increased Number Outstanding Following Such Exchange][2]	Number of Warrants Exercised	Reduced Number Outstanding Following Such Exercise	Notation Made by or on Behalf of Warrant Agent

_______________

1 Applies only if this Global Warrant is part of a Unit.

2 Applies only if this Global Warrant has been separated from a Unit.

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EXHIBIT II

[FORM OF FACE OF REGISTERED PUT WARRANT CERTIFICATE]

No. _____	CUSIP No. __________

[Unless and until it is exchanged in whole or in part for Warrants in definitive registered form, this Warrant Certificate and the Warrants evidenced hereby may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

Unless this Warrant Certificate is presented by an authorized representative of the Depositary (55 Water Street, New York) to Morgan Stanley or its agent for registration of transfer, exchange or payment, and any Warrant issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary and any payment hereon is made to Cede & Co. or such other entity as is requested by an authorized representative of the Depositary, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]1

MORGAN STANLEY FINANCE LLC

[Designation of Warrants]

NUMBER OF WARRANTS EVIDENCED BY THIS CERTIFICATE: [UP TO ____]1

CASH SETTLEMENT VALUE PER WARRANT (OR METHOD OF DETERMINING SAME):

[WARRANT PROPERTY:]2

[AMOUNT OF WARRANT PROPERTY
SALABLE PER WARRANT:]2

________________

1 Applies to global warrant certificates.

2 Only if the terms of the Warrants contemplate that the holder may deliver Warrant Property to exercise the Warrants.

 1

[PUT PRICE FOR SUCH SPECIFIED AMOUNT OF WARRANT PROPERTY PER WARRANT:]2

[METHOD OF DELIVERY OF ANY WARRANT PROPERTY TO BE DELIVERED FOR SALE UPON EXERCISE OF WARRANTS:] 2

DATES OF EXERCISE:

OTHER TERMS:

This Warrant Certificate certifies that __________, or registered assigns, is the Registered Holder of the number of [Designation of Warrants] (the “Warrants”) [specified above]1 [specified on Schedule A hereto]2. Upon receipt by the Warrant Agent of this Warrant Certificate, the exercise notice on the reverse hereof (or an exercise notice in substantially identical form delivered herewith)(the “Exercise Notice”), duly completed and executed, and the Amount of Warrant Property saleable per Warrant set forth above, adjusted, if applicable, as set forth above, for each Warrant to be exercised, delivered as set forth above at the Warrant Agent’s Window, Attention: Corporate Trust Administration, in the Borough of Manhattan, The City of New York (which is, on the date hereof, The Bank of New York Mellon, 101 Barclay Street, 7W, New York, New York 10286, Attention: Corporate Trust Administration), each Warrant evidenced hereby entitles the Registered Holder hereof to receive, subject to the terms and conditions set forth herein and in the Warrant Agreement (as defined below), from Morgan Stanley Finance LLC (the “Company”) the [Cash Settlement Value] [Put Price]3 per Warrant specified above. Any payment due on, including any property deliverable under, the Warrants is fully and unconditionally guaranteed by Morgan Stanley.

Unless otherwise indicated above, a Warrant will not require or entitle a Warrantholder to sell or deliver to the Company, nor will the Company be under any obligation to, nor will it, purchase or take delivery from any Warrantholder of, any Warrant Property, and upon exercise of a Warrant, the Company will make only a cash payment in the amount of the Cash Settlement Value or Put Price per Warrant. Warrantholders will not receive any interest on any Cash Settlement Value.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

________________

1 Applies to definitive warrant certificates.

2 Applies to global warrant certificates.

3 Only if the terms of the Warrants contemplate that the holder may deliver Warrant Property to exercise the Warrants.

 2

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

 3

IN WITNESS WHEREOF, Morgan Stanley Finance LLC has caused this instrument to be duly executed.

Dated:______________________

MORGAN STANLEY FINANCE LLC
By:
Name:
Title:

[Attest:

By:
[Secretary]]

Countersigned as of the date above written: THE BANK OF NEW YORK MELLON, as Warrant Agent
By:
Authorized Signatory

 4

[FORM OF REVERSE OF REGISTERED PUT WARRANT CERTIFICATE]

MORGAN STANLEY FINANCE LLC

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued by the Company pursuant to a Warrant Agreement, dated as of February 16, 2016 (the “Warrant Agreement”), among the Company, as issuer, Morgan Stanley, as guarantor (the “Guarantor”), and The Bank of New York Mellon (the “Warrant Agent”) and are subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions each Warrantholder consents by acceptance of this Warrant Certificate or a beneficial interest therein and which Warrant Agreement is hereby incorporated by reference in and made a part of this Warrant Certificate. Without limiting the foregoing, all capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Warrant Agreement. A copy of the Warrant Agreement is on file at the Warrant Agent’s Office. The Warrants constitute a separate series of Warrants under the Warrant Agreement.

The Warrants are unsecured contractual obligations of the Company and rank pari passu with the Company’s other unsecured contractual obligations and with the Company’s unsecured and unsubordinated debt. Any payment due on, including any property deliverable under, the Warrants is fully and unconditionally guaranteed by the Guarantor on an unsecured basis.

Subject to the provisions hereof and the Warrant Agreement, each Warrant may be exercised during the dates of exercise set forth on the face hereof by delivering or causing to be delivered this Warrant Certificate, the Exercise Notice, duly completed and executed, and the Exercise Property for each such Warrant to the Warrant Agent’s Window, in the Borough of Manhattan, The City of New York, which is, on the date hereof (unless otherwise specified herein), The Bank of New York Mellon, 101 Barclay Street, 7W, New York, New York 10286, Attention: Corporate Trust Administration, or at such other address as the Warrant Agent may specify from time to time.

Each Warrant entitles the Warrantholder to receive, upon exercise, the [Cash Settlement Value] [Put Price]1 per Warrant set forth on the face hereof.

The Warrant Agreement and the terms of the Warrants are subject to amendment as provided in the Warrant Agreement.

This Warrant Certificate shall be governed by, and interpreted in accordance with, the laws of the State of New York.

_________________

1 Only if the terms of the Warrants contemplate that the holder may deliver Warrant Property to exercise the Warrants.

 5

[Designation of Warrants]

Exercise Notice

The Bank of New York Mellon
101 Barclay Street, 7W
New York, New York 10286

Attention: Corporate Trust Administration

The undersigned (the “Registered Holder”) hereby irrevocably exercises __________ Warrants (the “Exercised Warrants”) and delivers to you herewith a Warrant Certificate or Certificates, registered in the Registered Holder’s name, representing a number of Warrants at least equal to the number of Exercised Warrants[, and the Warrant Property with respect thereto].1

The Registered Holder hereby directs the Warrant Agent (a) to deliver the [Cash Settlement Value][Put Price]1 per Warrant as follows:

and (b) if the number of Exercised Warrants is less than the number of Warrants represented by the enclosed Warrant Certificate, to deliver a Warrant Certificate representing the unexercised Warrants to:

Dated:
(Registered Holder)

By:
Authorized Signature
Address:
Telephone:

__________________

 1 Only if terms of the Warrants contemplate that the holder may deliver Warrant Property to exercise the Warrants.

 6

[If Warrant is a Global Warrant, insert this Schedule A.]

SCHEDULE A

[Designation of Warrants]

GLOBAL
WARRANT
SCHEDULE OF EXCHANGES

The initial number of Warrants represented by this Global Warrant is __________. In accordance with the Warrant Agreement and the Unit Agreement dated as of February 16, 2016 among the Company, the Guarantor, The Bank of New York Mellon, as Unit Agent, as Warrant Agent, as Collateral Agent, and as Trustee under the Indenture referred to therein and the Holders from time to time of the Units described therein, the following (A) exchanges of [the number of Warrants indicated below for a like number of Warrants to be represented by a Global Warrant that has been separated from a Unit (a “Separated Warrant”)]1 [the number of Warrants that had been represented by a Global Warrant that is part of a Unit (an “Attached Unit Warrant”) for a like number of Warrants represented by this Global Warrant]2 or (B) reductions as a result of the exercise of the number of Warrants indicated below have been made:

Date of Exchange or Exercise	[Number Exchanged for Separated Warrants][1]	[Reduced Number Outstanding Following Such Exchange][1]	[Number of Attached Unit Warrants Exchanged for Warrants represented by this Separated Warrant][2]	[Increased Number Outstanding Following Such Exchange][2]	Number of Warrants Exercised	Reduced Number Outstanding Following Such Exercise	Notation Made by or on Behalf of Warrant Agent

___________________

1 Applies only if this Global Warrant is part of a Unit.

2 Applies only if this Global Warrant has been separated from a Unit.

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